Exhibit 3.2

BYLAWS OF

MACQUARIE INFRASTRUCTURE CORPORATION

(a Delaware corporation)

Date of Adoption: May 21, 2015

(i)

(ii)

(iii)

BYLAWS OF MACQUARIE INFRASTRUCTURE CORPORATION

Article I

THE CORPORATION

1.1           Name.

  (i)          The name of the corporation is Macquarie Infrastructure Corporation (the “Corporation”) and all business of the Corporation shall be conducted in such name. The Board of Directors may change the name of the Corporation upon ten (10) days’ written notice to the stockholders, which name change shall be effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware.

  (ii)         Upon the resignation of Macquarie Infrastructure Management (USA) Inc. (the “Manager”) and the termination of that certain Third Amended and Restated Management Services Agreement, dated as of May 21, 2015, by and among the Corporation as successor-in-interest to Macquarie Infrastructure Company LLC, the Manager, MIC Ohana Corporation and any directly owned Subsidiary of the Company as from time to time may exist and that has executed a counterpart of such agreement (as may be amended from time to time, the “Management Services Agreement”) or within thirty (30) days of the delisting of the stock of the Corporation as provided in the Management Services Agreement unless otherwise approved in writing by the Manager, the board of directors of the Corporation (the “Board of Directors”) shall, within thirty (30) days of such resignation and termination or such date, cause the Corporation and any of its Subsidiaries to cease using the Macquarie brand entirely, including, without limitation, changing their respective names; provided that, to the extent the Board of Directors deems it necessary or advisable, the Corporation and its Subsidiaries may use “Macquarie” in referencing their previous names.

  (iii)        Upon the termination of the Management Services Agreement and the removal of the Manager by the Board of Directors in accordance with the terms of the Management Services Agreement, the Board of Directors of the Corporation shall cause the Corporation and, MIC Ohana Corporation and any directly owned Subsidiary of the Corporation that becomes party to the Management Services Agreement, from time to time (together, the “Managed Subsidiaries”), to cease using the Macquarie brand entirely, including, without limitation, changing their respective names; provided that, to the extent the Board of Directors deems it necessary or advisable, the Corporation and its Subsidiaries may use “Macquarie” in referencing their previous names.

1.2           Registered Office.

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

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1.3           Other Offices.

The Corporation may have such offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

1.4           Principal Place of Business.

The principal executive offices of the Corporation are at 125 West 55th Street, New York, New York 10019. The Board of Directors may change the principal executive offices of the Corporation to any other place within or without the State of Delaware by resolution.

As used in these Bylaws, “Subsidiary” means any corporation, partnership, joint venture, limited liability company, association or other entity in which any Person owns, directly or indirectly, more than fifty percent (50%) of the outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.

As used in these Bylaws, “Person” means any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

Article II

STOCKHOLDERS

2.1           Annual Meetings of Stockholders.

The annual meeting of the stockholders shall be held on such date, at such time and at such place (if any) within or without the State of Delaware as may be fixed by resolution of the Board of Directors.

2.2           Special Meetings of Stockholders.

Special meetings of the stockholders shall be held on such date, at such time and at such place (if any) within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Special meetings of the stockholders may be called at any time only by the Secretary, either at the direction of the Board of Directors pursuant to a resolution adopted by the Board of Directors or by the Chairman of the Board.

2.3           Place of Meeting.

The Board of Directors may designate the place (if any) of meeting for any meeting of the stockholders. If no designation is made by the Board of Directors, the place of meeting shall be the principal executive office of the Corporation. In lieu of holding any meeting of the stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any meeting of the stockholders may be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”).

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2.4           Notice of Meeting.

  (i)          A notice of meeting, stating the place (if any), day and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be prepared and delivered by the Corporation not less than twenty (20) days and not more than sixty (60) days before the date of the meeting, either personally, by mail or, to the extent and in the manner permitted by applicable law, electronically, to each stockholder of record. In the case of special meetings, the notice shall state the purpose or purposes for which such special meeting is called. Such further notice shall be given as may be required by law. Only such business shall be conducted at a special meeting of the stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Any previously scheduled meeting of the stockholders may be postponed, and (unless these Bylaws otherwise provide) any special meeting of the stockholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of the stockholders.

  (ii)         Notice to stockholders shall be given personally, by mail or, to the extent and in the manner permitted by applicable law, electronically to each stockholder of record. If mailed, such notice shall be delivered by postage prepaid envelope directed to each holder at such stockholder’s address as it appears in the records of the Corporation and shall be deemed given when deposited in the United States mail. Notice given by electronic transmission pursuant to this subsection shall be deemed given: (1) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, mail or a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

  (iii)        Notice of any meeting of stockholders need not be given to any stockholder if waived by such stockholder either in a writing signed by such stockholder or by electronic transmission, whether such waiver is given before or after such meeting is held. If such a waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

2.5           Record Date.

  (i)          In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

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  (ii)         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the reconvened meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such reconvened meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the DGCL and this Section 2.5 at the reconvened meeting.

  (iii)        In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

2.6           Quorum and Adjournment.

Except as otherwise provided by law, the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), these Bylaws or the rules of any applicable stock exchange, the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at a meeting of stockholders. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the issued and outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise required by law, the Certificate of Incorporation, these Bylaws or the rules of any applicable stock exchange.

The Chairman of the Board or the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote so represented may adjourn the meeting from time to time, whether or not there is such a quorum. The stockholders present at a duly organized meeting at which a quorum is present in person or by proxy may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

When a meeting is adjourned to another time and place, if any, unless otherwise provided by these Bylaws, notice need not be given of the reconvened meeting if the date, time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such reconvened meeting are announced at the meeting at which the adjournment is taken. At the reconvened meeting, the stockholders may transact any business that might have been transacted at the original meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the reconvened meeting in accordance with Section 213(a) of the DGCL and Section 2.5 of these Bylaws. If an adjournment is for more than thirty (30) days or if, after an adjournment, a new record date is fixed for the reconvened meeting, a notice of the reconvened meeting shall be given to each stockholder entitled to vote at the meeting.

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2.7           Proxies.

Each stockholder entitled to vote at a meeting of stockholders may authorize another Person or Persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A written proxy may be in the form of a telegram, cablegram, or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the stockholder.

2.8           Nominations and Notice of Stockholder Business.

  (i)          General.

(a)          Only individuals who are nominated in accordance with the procedures set forth in this Section 2.8 shall be eligible to be elected as directors at a meeting of stockholders and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.8. Except as otherwise provided by applicable law or this Section 2.8, the Chairman of the Board shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.8 and, if any proposed nomination or business is not in compliance with this Section 2.8 (including if the stockholder or stockholders of record intending to propose the business (or a qualified representative of such stockholder) did not appear at the meeting to present the proposed business), to declare that such defective proposal or nomination shall be disregarded. To be considered a qualified representative of such stockholder, a person must be a duly authorized officer, manager, or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as a proxy at the meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting. The requirements of this Section 2.8 shall apply to any nominations or business to be brought by a stockholder before a meeting of the stockholders notwithstanding (A) any reference in these Bylaws to the Exchange Act or the rules or regulations promulgated thereunder or (B) that the underlying matter may already be the subject of a notice to the stockholders or public disclosure. Subject to compliance with the requirements of this Section 2.8, nothing in this Section 2.8 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

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(b)          For purposes of this Section 2.8, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(c)          Notwithstanding the foregoing provisions of this Section 2.8, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act (the “Rules and Regulations”) with respect to the matters set forth in this Section 2.8. Nothing in this Section 2.8 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

  (ii)         Annual Meetings of Stockholders.

  (a)          Nominations of individuals for election to the Board of Directors of the Corporation, other than the director to be elected by the holders of the Corporation’s special stock, voting or consenting separately as a class, in accordance with the provisions of the Certificate of Incorporation, and the proposal of business to be considered by the stockholders, may be made at an annual meeting of stockholders (A) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 2.4 hereof, (B) by or at the direction of the Board of Directors or (C) by any stockholder who is entitled to vote at the meeting, who complies with the notice procedures set forth in clauses (b) and (c) of this Section 2.8(ii).

In addition to any other applicable requirements, for a nomination for election of a director to be made by a stockholder or for business to be properly brought before an annual meeting by a stockholder, such stockholder must (A) be a stockholder of record on both (1) the date of the delivery of such nomination or the date of the giving of the notice provided for in this Section 2.8(ii) and (2) the record date for the determination of stockholders entitled to vote at such annual meeting, and (B) have given timely notice thereof in proper written form in accordance with the requirements of this Section 2.8(ii) to the Secretary.

  (b)          For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of the first paragraph of Section 2.8(ii)(a), even if such matter is already the subject of any notice to the stockholders or public disclosure from the Board of Directors, the stockholder must have given timely notice thereof in writing to the Secretary and, in the case of business other than nominations, such other business must otherwise be a proper matter for stockholder action under the DGCL and, if such stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made or any Associated Person, solicits or participates in the solicitation of proxies in support of such proposal, such stockholder must have timely indicated its, or each such person’s, intention to do so as provided in Section 2.8(ii)(c) below. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the first anniversary of the preceding year’s annual meeting. In no event shall the public announcement or an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described in this Section 2.8(ii).

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  (c)          Subject to Section 2.8(ii)(a), for nominations to be properly brought before an annual meeting by a stockholder such stockholder’s notice shall set forth: (A) as to each individual whom the stockholder proposes to nominate for election or reelection as a director and each Proposed Nominee Associated Person, as applicable, (1) the name, age, business address and residence address of such person; (2) the principal occupation or employment of such person; (3) the class and number of shares of capital stock of the Corporation which are owned of record and beneficially owned by such person; (4) a description of all arrangements or understandings between such stockholder and each such person pursuant to which the nomination or nominations are to be made by the stockholder; and (5) any other information relating to such person that is required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including, without limitation, such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (B) as to such stockholder giving notice and each Stockholder Associated Person, the information required to be provided pursuant to Section 2.8(ii)(d) below. A stockholder providing notice of any nomination as required under this Section 2.8(ii)(c) shall further update and supplement such notice so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the applicable meeting and as of the date that is ten (10) business days prior to such meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for such meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for such meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to such meeting or any adjournment or postponement thereof). In addition, a stockholder providing notice of any nomination shall update and supplement such notice from time to time so that the information provided or required to be provided in such notice pursuant to this Section 2.8(ii)(c) shall be true and correct in all material respects, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than three (3) business days following the occurrence of any event, development or occurrence which would cause the information provided or required to be provided to be not true and correct in all material respects (or if such three (3) business day period ends after the date of the applicable meeting, not later than the day prior to such meeting). Notwithstanding anything in these Bylaws to the contrary, no nomination shall be brought forth at a meeting except nominations brought before the meeting in accordance with the procedures set forth in this Section 2.8(ii). Notwithstanding the foregoing provisions of this Section 2.8(ii)(c), a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to matters set forth in this Section 2.8(ii)(c).

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  (d)          Subject to Section 2.8(ii)(a), as to any other business that the stockholder proposes to bring before the meeting, such stockholder’s notice shall set forth: (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (B) as to such stockholder and each Stockholder Associated Person, (1) the name and address, as they appear on the Corporation’s books, of each such person and of any holder of record of the stockholder’s shares, (2) the class and number of shares of the Corporation which are held of record or beneficially owned by each such person and owned by any holder of record of each such person’s shares, as of the date of such stockholder’s notice, and a representation that such stockholder will notify the Corporation in writing of the class and number of such shares held of record or beneficially owned by each such person as of the record date for the meeting not later than five (5) business days following the later of the record date or the date notice of the record date is first publicly disclosed, (3) any material interest of each such person in such business, (4) a description of any agreement, arrangement or understanding with respect to such business between or among each such person, and a representation that such stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting not later than five (5) business days following the later of the record date or the date notice of the record date is first publicly disclosed, (5) a description of any agreement, arrangement or understanding (including any derivative instruments, swaps, warrants, short positions, profit interests, options, hedging transactions, borrowed or loaned shares or other transactions) that has been entered into as of the date of such stockholder’s notice by, or on behalf of, each such person, the effect or intent of which is to mitigate loss to, manage risk or benefit from share price changes for, or increase or decrease the voting power of each such person with respect to shares of stock of the Corporation, and a representation that such stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting not later than five (5) business days following the later of the record date or the date notice of the record date is first publicly disclosed, (6) a representation that such stockholder is a holder of record or beneficial owner of shares of the Corporation entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to propose such business, (7) whether any such person, alone or as part of a group, intends to deliver a proxy statement and/or form of proxy or to otherwise solicit or participate in the solicitation of proxies in favor of such proposal, and (8) any other information that is required to be provided by each such person pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. A stockholder providing notice of any matter (other than the nomination of a person for election to the Board of Directors) shall further update and supplement such notice so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the applicable meeting and as of the date that is ten (10) business days prior to such meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for such meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for such meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to such meeting or any adjournment or postponement thereof). In addition, a stockholder providing notice of any matter (other than the nomination of a person for election to the Board of Directors) shall update and supplement such notice from time to time so that the information provided or required to be provided in such notice pursuant to this Section 2.8(ii)(d) shall be true and correct in all material respects, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than three (3) business days following the occurrence of any event, development or occurrence which would cause the information provided or required to be provided to be not true and correct in all material respects (or if such three (3) business day period ends after the date of the applicable meeting, not later than the day prior to such meeting). Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.8(ii). Notwithstanding the foregoing provisions of this Section 2.8(ii), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to matters set forth in this Section 2.8.

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For purposes of these Bylaws, (a) “Associated Person” shall mean any Stockholder Associated Person or Proposed Nominee Associated Person, (b) “Proposed Nominee Associated Persons” shall mean, with respect to the applicable Proposed Nominee, (1) any beneficial owner of shares of the Corporation owned of record or beneficially by such Proposed Nominee, (2) any associate of such Proposed Nominee or beneficial owner, (3) any affiliate of such Proposed Nominee or beneficial owner and (4) any other person acting in concert, directly or indirectly pursuant to any agreement, arrangement, understanding or otherwise, whether written or oral, with such Proposed Nominee or beneficial owner (or any of their respective affiliates or associates) and (c) “Stockholder Associated Person(s)” shall mean, with respect to the applicable stockholder, (1) any beneficial owner of shares of the Corporation owned of record or beneficially by such stockholder, (2) any associate of such stockholder or beneficial owner, (3) any affiliate of such stockholder or beneficial owner and (4) any other person acting in concert, directly or indirectly pursuant to any agreement, arrangement, understanding or otherwise, whether written or oral, with such stockholder or beneficial owner (or any of their respective affiliates or associates).

  (iii)        Special Meetings of Stockholders.

  (a)          Nominations of individuals for election to the Board of Directors, other than the director to be elected by the holders of the Corporation’s special stock, voting or consenting separately as a class, in accordance with the provisions of the Certificate of Incorporation, may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (A) by or at the direction of the Board of Directors, or (B) by any stockholder who is entitled to vote at the meeting who complies with the notice procedures set forth in this Section 2.8. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2.4 of these Bylaws.

In addition to any other applicable requirements, for a nomination for election of a director to be made by a stockholder, such stockholder must (A) be a stockholder of record on both (1) the date of the delivery of such nomination or the date of the giving of the notice provided for in this Section 2.8(iii) and (2) the record date for the determination of stockholders entitled to vote at such special meeting, and (B) have given timely notice thereof in proper written form in accordance with the requirements of Section 2.8(ii) to the Secretary.

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  (b)          In the event the Corporation calls a special meeting of stockholders for the purpose of electing one (1) or more directors to the Board of Directors, any such stockholder may nominate such number of individuals for election to such position(s) as are specified in the Corporation’s notice of meeting, if the stockholder’s notice as required by clause (c) of Section 2.8(ii) of these Bylaws shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the one hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

2.9           Procedure for Election of Directors; Voting.

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of the Certificate of Incorporation and Section 2.5 of these Bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

Except as may be otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder.

Except as otherwise provided by law, the Certificate of Incorporation, these Bylaws or the rules of any applicable stock exchange, the election of directors submitted to stockholders at any meeting shall be decided by a plurality of the votes cast thereon. Except as otherwise provided by law, the Certificate of Incorporation, these Bylaws or the rules of any applicable stock exchange, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting of stockholders. Where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of the voting power of shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series, except as otherwise provided by law, the Certificate of Incorporation, these Bylaws or the rules of any applicable stock exchange.

The vote on any matter at a meeting, including the election of directors, shall be by written ballot. Each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, and shall state the number of shares of capital stock voted.

2.10         Inspectors of Elections; Opening and Closing the Polls.

  (i)          The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors shall not be directors, officers or employees of the Corporation, to act at the meeting and make a written report thereof. One or more individuals may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been so appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the Chairman of the Board shall appoint one or more inspectors to act at the meeting. Each such inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the DGCL.

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The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

  (ii)         The Chairman of the Board shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting.

2.11         Conduct of Business.

The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business. The chairperson of any meeting of stockholders shall be designated by the Board of Directors; in the absence of such designation, the Chairman of the Board, if any, the Chief Executive Officer (in the absence of the Chairman of the Board) or the lead Independent Director (in the absence of the Chairman of the Board and the Chief Executive Officer), or in their absence any other executive officer of the Corporation, shall serve as chairperson of the stockholder meeting.

As used in these Bylaws, “Independent Director” means a director who (i) is not an officer or employee of the Corporation, or an officer, director or employee of any Subsidiary of the Corporation, (ii) was not appointed as a director pursuant to the terms of the Management Services Agreement, (iii) for so long as the Management Services Agreement is in effect, is not affiliated with the Manager or Macquarie Group Limited, and (iv) who complies with the independence requirements under the Exchange Act, the Rules and Regulations and the applicable rules, if any, of the principal U.S. securities exchange on which the shares of stock of the Corporation are listed or quoted, as the case may be (the “Applicable Listing Rules”).

2.12         Waiver of Notice.

Whenever any notice is required to be given to any stockholder by the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the Person or Persons entitled to such notice, or a waiver thereof by electronic transmission by the Person or Persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission of such meeting.

2.13         Remote Communication.

For the purposes of these Bylaws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders may, by means of remote communication:

  (i)          participate in a meeting of stockholders; and

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  (ii)         be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided, however, that (i) the Corporation shall implement reasonable measures to verify that each Person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

2.14         No Stockholder Action Without a Meeting.

Subject to the rights of the holders of the shares of any series of preferred stock or any other class of stock or series thereof that have been expressly granted the right to take action by written consent, stockholders of the Corporation shall take any action required or permitted only at a meeting of stockholders duly called and noticed, and no action shall be taken by the stockholders by written consent.

2.15         List of Stockholders.

The Secretary shall make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Article III

DIRECTORS

3.1           General Powers.

The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, except as may be otherwise provided in the DGCL or the Certificate of Incorporation. No director is authorized to act individually on behalf of the Corporation and the Board of Directors shall only take action in accordance with the quorum and other requirements provided by these Bylaws.

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In addition to the powers and authorities expressly conferred upon it by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by applicable law, including the Rules and Regulations, or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. Without limiting the generality of the foregoing, it shall be the responsibility of the Board of Directors to establish broad objectives and the general course of the business, determine basic policies, appraise the adequacy of overall results, and generally represent and further the interests of the stockholders.

3.2           Number, Tenure and Qualifications.

The number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors, but shall consist of not less than four (4) nor more than twelve (12) directors. However, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. The term of each director shall be the period from the effective date of such director’s election to the next annual meeting of stockholders until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be residents of the State of Delaware or stockholders.

3.3           Election of Directors.

Except as provided in Section 3.6 and with respect to the director to be elected by the holders of the Corporation’s special stock, voting or consenting separately as a class, in accordance with the provisions of the Certificate of Incorporation, the directors shall be elected at the annual meeting of stockholders. At any meeting of stockholders duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the voting power of the shares of the Corporation’s common stock present in person or represented by proxy at the meeting of stockholders. For the avoidance of doubt, (i) the holders of the Corporation’s special stock may elect the director to be elected by the holders of the Corporation’s special stock, voting or consenting separately as a class, in accordance with the provisions of the Certificate of Incorporation, at a meeting of the holders of the Corporation’s special stock or by written consent and (ii) the holders of the Corporation’s common stock may elect all other directors, voting separately as a class, in accordance with the provisions of the Certificate of Incorporation, at a meeting of the holders of the Corporation’s common stock.

3.4           Removal.

Any director may be removed from office in accordance with the provisions of the Certificate of Incorporation. If any directors are so removed, new directors may be elected by the stockholders at the same meeting in accordance with the provisions of the Certificate of Incorporation and Section 3.3 hereof.

3.5           Resignations.

Any director may resign at any time upon notice of such resignation to the Corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. An Independent Director who ceases to be independent shall promptly resign to the extent required for the Corporation or the Manager to comply with applicable laws, rules and regulations.

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3.6           Vacancies and Newly Created Directorships.

Vacancies and newly created directorships shall be filled in accordance with the provisions of the Certificate of Incorporation.

If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Delaware Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the voting power of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

3.7           Appointment of Chairman of the Board.

For so long as the holders of the Corporation’s special stock, voting or consenting separately as a class, are entitled to elect a director of the Board of Directors pursuant to the provisions of the Certificate of Incorporation, such director shall serve as Chairman of the Board. In all other cases, the Board of Directors shall appoint a Chairman of the Board from among its members.

3.8           Chairman of the Board.

The Chairman of the Board shall be a member of the Board of Directors. The Chairman of the Board is not required to be an employee of the Corporation. The Chairman of the Board, if present, shall preside at all meetings of the Board of Directors. If the Chairman of the Board is unavailable for any reason, the duties of the Chairman of the Board shall be performed, and the Chairman of the Board’s authority may be exercised, by a director designated for this purpose by the remaining members of the Board of Directors. The Chairman of the Board shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Bylaws, all in accordance with basic policies as may be established by the Corporation, and subject to the approval and oversight of the Board of Directors.

3.9           Regular Meetings.

The Board of Directors may, by resolution, provide the time and place (if any) for the holding of regular meetings without any other notice than such resolution. Unless otherwise determined by the Board of Directors, the Secretary shall act as secretary at all regular meetings of the Board of Directors, and in the Secretary’s absence a temporary secretary shall be appointed by the chairman of the meeting.

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3.10         Special Meetings.

Special meetings of the Board of Directors shall be called at the request of the Chief Executive Officer, the Chairman of the Board or a majority of the Board of Directors. The Person or Persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings. Unless otherwise determined by the Board of Directors, the Secretary shall act as secretary at all special meetings of the Board of Directors, and in the Secretary’s absence a temporary secretary shall be appointed by the chairman of the meeting.

3.11         Notice for Special Meetings.

Notice of any special meeting of the Board of Directors shall be mailed by first class mail, postage paid, to each director at his or her business or residence not later than three (3) days before the day on which such meeting is to be held or shall be sent to either of such places by telegraph, express courier service (including, without limitation, Federal Express) or facsimile (directed to the facsimile number to which the director has consented to receive notice) or other electronic transmission (including, but not limited to, an e-mail address at which the director has consented to receive notice), or be communicated to each director personally or by telephone not later than one (1) day before such day of meeting; provided, however, that if the business to be transacted at such special meeting includes a proposed amendment to these Bylaws, notice shall be communicated to each director personally or by telephone or e-mail not later than three (3) days before such day of meeting. Except in the case where the business to be transacted at such special meeting includes a proposed amendment to these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 3.12 hereof, either before or after such meeting.

3.12         Waiver of Notice.

Whenever any notice is required to be given to any director of the Corporation under the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the Person or Persons entitled to such notice, or a waiver thereof by electronic transmission by the Person or Persons entitled to notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors or committee thereof need be specified in any written waiver of notice or any waiver by electronic transmission of notice of such meeting.

3.13         Board Action Without Meeting.

Any action required or permitted to be taken at any meeting by the Board of Directors or any committee or subcommittee thereof, as the case may be, may be taken without a meeting if a consent thereto is signed or transmitted electronically, as the case may be, by all members of the Board of Directors or of such committee or subcommittee, as the case may be, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee or subcommittee; provided, however, that such electronic transmission or transmissions must either set forth or be submitted with information from which it can be determined that the electronic transmission or transmissions were authorized by the director. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

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3.14         Conference Telephone Meetings.

Members of the Board of Directors, or any committee or subcommittee thereof, may participate in a meeting of the Board of Directors or such committee or subcommittee by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

3.15         Quorum.

At all meetings of the Board of Directors, at least fifty percent (50%) of the then total number of directors in office (such total number of directors, the “Entire Board of Directors”) shall constitute a quorum for the transaction of business. At all meetings of any committee of the Board of Directors, the presence of a majority of the total number of members of such committee (assuming no vacancies) shall constitute a quorum. The act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as the case may be. If a quorum shall not be present at any meeting of the Board of Directors or any committee, a majority of the directors or members, as the case may be, present thereat may adjourn the meeting from time to time without further notice other than announcement at the meeting. The members of the Board of Directors present at a duly organized meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough members of the Board of Directors to leave less than a quorum.

3.16         Compensation.

The directors may be paid their expenses, if any, incurred with respect to their attendance at each meeting of the Board of Directors and may be paid compensation as director or chairman of any committee or subcommittee, as the case may be, as determined by the Compensation Committee. Members of special or standing committees may be allowed like compensation and payment of expenses for attending committee meetings. For so long as the holders of the Corporation’s special stock, voting or consenting separately as a class, are entitled to elect a director of the Board of Directors pursuant to the provisions of the Certificate of Incorporation, the Chairman of the Board shall not receive any compensation from the Corporation for his or her service as Chairman of the Board, but shall be entitled to the payment of all out-of-pocket expenses incurred in attending regular or special meetings of the Board of Directors.

Article IV

COMMITTEES

4.1           Committees.

  (i)          The Corporation shall have three (3) standing committees: the Nominating and Governance Committee, the Audit Committee and the Compensation Committee. Each of the Nominating and Governance Committee, the Audit Committee and the Compensation Committee shall adopt by resolution a charter to establish the rules and responsibilities of such committee in accordance with applicable law, including the Rules and Regulations and the Applicable Listing Rules.

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  (ii)         General.

  (a)          In addition, the Board of Directors may designate one or more additional committees or subcommittees, with each such committee or subcommittee consisting of such number of directors of the Corporation and having such powers and authority as shall be determined by resolution of the Board of Directors.

  (b)          All acts done by any committee or subcommittee within the scope of its powers and authority pursuant to these Bylaws and the resolutions adopted by the Board of Directors in accordance with the terms hereof shall be deemed to be, and may be certified as being, done or conferred under authority of the Board of Directors. The Secretary is empowered to certify that any resolution duly adopted by any such committee is binding upon the Corporation and to execute and deliver such certifications from time to time as may be necessary or proper to the conduct of the business of the Corporation.

  (c)          Regular meetings of committees shall be held at such times as may be determined by resolution of the Board of Directors or the committee or subcommittee in question and no notice shall be required for any regular meeting other than such resolution. A special meeting of any committee or subcommittee shall be called by resolution of the Board of Directors or by the Secretary upon the request of the Chief Executive Officer, the Chairman of the Board or a majority of the members of any committee. Notice of special meetings shall be given to each member of the committee in the same manner as that provided for in Section 3.11 hereof.

4.2           Committee Members.

   (i)          Each member of any committee of the Board of Directors shall hold office until such member’s successor is elected and has qualified, unless such member sooner dies, resigns or is removed.

   (ii)         The Board of Directors may designate one or more directors as alternate members of any committee to fill any vacancy on a committee and to fill a vacant chairmanship of a committee, occurring as a result of a member or chairman leaving the committee, whether through death, resignation, removal or otherwise.

4.3           Committee Secretary.

The Secretary shall act as secretary of any committee or subcommittee, unless otherwise provided by the Board of Directors or the committee or subcommittee, as applicable.

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Article V

OFFICERS

5.1           General.

  (i)          The officers of the Corporation shall be elected by the Board of Directors, subject to Section 5.1(ii) and Article VI. The officers of the Corporation shall consist of a Chief Executive Officer, a Chief Financial Officer and a Secretary and, subject to clause (ii) of this Section 5.1, such other officers as in the judgment of the Board of Directors may be necessary or desirable, including a General Counsel. All officers elected by the Board of Directors shall have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article V. Such officers shall also have powers and duties as from time to time may be conferred by the Board of Directors or any committee thereof. Any number of offices may be held by the same Person, unless otherwise prohibited by law or these Bylaws. The officers of the Corporation need not be stockholders or directors of the Corporation.

  (ii)         For so long as the Management Services Agreement is in effect, the Manager shall, subject at all times to the supervision of the Board of Directors, provide and be responsible for the day-to-day management of the Corporation, including the secondment of personnel nominated to serve as the Chief Executive Officer and the Chief Financial Officer. In accordance with the terms of the Management Services Agreement, only the Manager will have the right to nominate officers of the Corporation, including the Secretary and the General Counsel, if any. The Board of Directors shall elect nominated personnel as officers of the Corporation in accordance with this Article V. In the event that the appointment of the Manager is terminated pursuant to the terms of the Management Services Agreement and no replacement manager is retained, the Nominating and Governance Committee shall nominate and the Board of Directors shall elect the officers of the Corporation.

5.2           Election and Term of Office.

Subject to Section 5.1(ii) above, the elected officers of the Corporation shall be elected annually by the Board of Directors at a meeting of the Board of Directors held as soon as is convenient after each annual meeting of the stockholders. Each officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her death or resignation or removal.

5.3           Chief Executive Officer.

The Chief Executive Officer of the Corporation shall, subject to the oversight of the Board of Directors, supervise, coordinate and manage the Corporation’s business and operations, and supervise, coordinate and manage its activities, operating expenses and capital allocation, shall have general authority to exercise all the powers necessary for the Chief Executive Officer of the Corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Bylaws, all in accordance with basic policies as may be established by the Board of Directors.

5.4           Chief Financial Officer.

The Chief Financial Officer shall have responsibility for the financial affairs of the Corporation, including the preparation of financial reports, managing financial risk and overseeing accounting and internal control over financial reporting, subject to the responsibilities of the Audit Committee. In the absence of a General Counsel, the Chief Financial Officer shall be responsible for the performance of the duties of Secretary. The Chief Financial Officer shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Bylaws, all in accordance with basic policies as may be established by the Board of Directors and subject to the oversight of the Board of Directors and the Chief Executive Officer.

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5.5           General Counsel.

The General Counsel, if any, shall have responsibility for the legal affairs of the Corporation and for the performance of the duties of the Secretary. The General Counsel shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Bylaws, all in accordance with basic policies as may be established by the Board of Directors and subject to the oversight of the Board of Directors and the Chairman of the Board and Chief Executive Officer.

5.6           Secretary.

The Secretary shall act as secretary of all meetings of stockholders and the Board of Directors and any meeting of any committee of the Board of Directors. The Secretary shall prepare and keep or cause to be kept in books provided for the purpose minutes of all meetings of stockholders and the Board of Directors and any meeting of any committee of the Board of Directors; shall see that all notices are duly given in accordance with the provisions of these Bylaws and applicable law; and shall perform all duties incident to the office of Secretary and as required by law and such other duties as may be assigned to him or her from time to time by the Board of Directors.

5.7           Resignations and Removals.

Any officer of the Corporation may resign at any time upon notice of such resignation to the Corporation.

Subject to Section 6.5, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board of Directors or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

5.8           Vacancies.

Subject to Section 5.1(ii) above, a newly created office and a vacancy in any office because of death, resignation or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.

5.9           Representation of Shares of Other Corporations.

The Chairman of the Board, the Chief Executive Officer, the Secretary or any other Person authorized by the Board of Directors or the Chief Executive Officer, is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority granted herein may be exercised either by such Person directly or by any other Person authorized to do so by proxy or power of attorney duly executed by such Person having the authority.

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Article VI

MANAGEMENT

6.1           Duties of the Manager.

For so long as the Management Services Agreement is in effect and subject at all times to the oversight of the Board of Directors, the Manager will manage the business of the Corporation and provide its services to the Corporation in accordance with the terms of the Management Services Agreement.

6.2           Secondment of the Chief Executive Officer and Chief Financial Officer.

Pursuant to the terms of the Management Services Agreement, the Manager will arrange for the secondment to the Corporation, on a wholly dedicated basis, individuals acceptable to the Board of Directors to serve as the Chief Executive Officer and Chief Financial Officer.

6.3           Secondment of Additional Officers.

Pursuant to the terms of the Management Services Agreement, the Manager and the Corporation may agree from time to time that the Manager will second to the Corporation one or more additional individuals to serve as officers of the Corporation, upon such terms as the Manager and the Corporation may mutually agree. Any such individuals will have such titles and fulfill such functions as the Manager and the Corporation may mutually agree.

6.4           Election of the Secondees as Officers of the Corporation.

The Board of Directors will elect the seconded Chief Executive Officer and Chief Financial Officer, and any additional individuals seconded to the Corporation by the Manager to serve as officers of the Corporation, as officers of the Corporation in accordance with Article V hereof.

6.5           Removal of Seconded Officers.

For so long as the Management Services Agreement is in effect, the officers of the Corporation seconded by the Manager may only be removed pursuant to the terms of the Management Services Agreement.

6.6           Replacement Manager.

In the event that the Management Services Agreement is terminated and the Board of Directors determines that a replacement manager should be retained to provide for the management of the Corporation pursuant to a management or other services agreement, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting of stockholders shall be required to retain such replacement manager.

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Article VII

STOCK

7.1           Stock Certificates.

The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board, or the Chief Executive Officer, and by the Treasurer or an assistant Treasurer, or the Secretary or an assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such Person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have power to issue a certificate in bearer form.

7.2           Special Designation on Certificates.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 7.2 or Sections 151, 156, 202(a) or 218(a) of the DGCL or with respect to this Section 7.2 a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

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7.3           Lost Certificates.

Except as provided in this Section 7.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.4           Dividends.

The Board of Directors, subject to any restrictions contained in the Certificate of Incorporation or applicable law may declare and pay dividends upon the shares of the Corporation’s capital stock.

The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any Property, and meeting contingencies.

7.5           Transfer of Stock.

Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, subject to Section 7.3 of these Bylaws, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer.

7.6           Stock Transfer Agreements.

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

7.7           Registered Stockholders.

The Corporation:

   (i)          shall be entitled to recognize the exclusive right of a Person registered on its books as the owner of shares to receive dividends and to vote as such owner;

   (ii)         shall be entitled to hold liable for calls and assessments the Person registered on its books as the owner of shares; and

   (iii)        shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

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Article VIII

INDEMNIFICATION

8.1           Indemnification of Directors and Officers in Third Party Proceedings.

Subject to the other provisions of this Article VIII, the Corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Corporation) by reason of the fact that such Person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Person in connection with such Proceeding if such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which such Person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such Person’s conduct was unlawful.

8.2           Indemnification of Directors and Officers in Actions by or in the Right of the Corporation.

Subject to the other provisions of this Article VIII, the Corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such Person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such Person in connection with the defense or settlement of such action or suit if such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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8.3           Successful Defense.

To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein, such Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Person in connection therewith.

8.4           Indemnification of Others.

Subject to the other provisions of this Article VIII, the Corporation shall have power to indemnify its employees and agents to the extent not prohibited by the DGCL or other applicable law. The Board of Directors shall have the power to delegate to such Person or Persons as the Board of Directors shall in its discretion determine the determination of whether employees or agents shall be indemnified.

8.5           Advance Payment of Expenses.

Expenses (including attorneys’ fees) actually and reasonably incurred by an officer or director of the Corporation in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the Person to repay such amounts if it shall ultimately be determined that the Person is not entitled to be indemnified under this Article VIII or the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the Corporation or by Persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The right to advancement of expenses shall not apply to any claim for which indemnity is excluded pursuant to these Bylaws, but shall apply to any Proceeding referenced in Section 8.6(ii) or 8.6(iii) prior to a determination that the Person is not entitled to be indemnified by the Corporation.

8.6           Limitation on Indemnification.

Subject to the requirements in Section 8.3 and the DGCL, the Corporation shall not be obligated to indemnify any Person pursuant to this Article VIII in connection with any Proceeding (or any part of any Proceeding):

  (i)          for which payment has actually been made to or on behalf of such Person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

  (ii)         for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such Person is held liable therefor (including pursuant to any settlement arrangements);

  (iii)        for any reimbursement of the Corporation by such Person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such Person from the sale of securities of the Corporation, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act, or the payment to the Corporation of profits arising from the purchase and sale by such Person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such Person is held liable therefor (including pursuant to any settlement arrangements);

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  (iv)        initiated by such Person, including any Proceeding (or any part of any Proceeding) initiated by such Person against the Corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the Board of Directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (c) otherwise required to be made under Section 8.7 or (d) otherwise required by applicable law; or

  (v)         if prohibited by applicable law; provided, however, that if any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article VIII (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

8.7           Determination; Claim.

If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within ninety (90) days after receipt by the Corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The Corporation shall indemnify such Person against any and all expenses that are incurred by such Person in connection with any action for indemnification or advancement of expenses from the Corporation under this Article VIII, to the extent such Person is successful in such action, and to the extent not prohibited by law. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

8.8           Non-Exclusivity of Rights.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such Person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

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8.9           Insurance.

The Corporation may purchase and maintain insurance on behalf of any Person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as such, whether or not the Corporation would have the power to indemnify such Person against such liability under the provisions of the DGCL.

8.10         Survival.

The rights to indemnification and advancement of expenses conferred by this Article VIII shall continue as to a Person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a Person.

8.11         Effect of Repeal or Modification.

A right to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or a bylaw shall not be eliminated or impaired by an amendment to the Certificate of Incorporation or these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

8.12         Certain Definitions.

For purposes of this Article VIII, references to the “Corporation” shall include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any Person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such Person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a Person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a Person who acted in good faith and in a manner such Person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

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8.13         Notices.

Any notice, request or other communications required or permitted to be given to the Corporation under this Article VIII shall be in writing and either delivered in person or sent by facsimile, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the General Counsel or the Secretary of the Corporation and shall be effective only upon receipt by the General Counsel or the Secretary, as the case may be.

8.14         Reliance.

Each director of the Corporation shall, in the performance of such director’s duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by the Manager, or employees of the Manager, or any of the officers of the Corporation, or committees of the Board of Directors, or by any other Person as to matters the director reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Article IX

BOOKS AND RECORDS

9.1           Books and Records.

   (i)          The Corporation, other than as provided in the Management Services Agreement, shall keep or cause to be kept at its principal office appropriate books and records with respect to the Corporation’s business, including, without limitation, all books and records necessary to provide to the stockholders any information, lists and copies of documents required to be provided pursuant to applicable law. Any books and records maintained by or on behalf of the Corporation in the regular course of its business, including, without limitation, the record of the stockholders, books of account and records of Corporation proceedings, may be kept in electronic or any other form, provided that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time.

   (ii)         Any stockholder, in person or by attorney or other agent, shall, upon written demand stating the purpose thereof, have the right during the usual business hours to inspect for any proper purpose, and to make copies and extracts from: (1) the stock register, a list of the stockholders, and its other books and records; and (2) a Subsidiary of the Corporation’s books and records or copies thereof in electronic form, to the extent that (i) the Corporation has actual possession and control of such records of such Subsidiary, or (ii) the Corporation could obtain such records through the exercise of control over such Subsidiary, provided that as of the date of the making of the demand (A) stockholder inspection of such books and records of such Subsidiary would not constitute a breach of an agreement between the Corporation or such Subsidiary and a Person or Persons not affiliated with the Corporation, and (B) such Subsidiary would not have the right under the law applicable to it to deny the Corporation access to such books and records upon demand by the Corporation. In every instance where the beneficial holder of shares is not a holder of record, the demand shall state the Person’s status as a beneficial holder of shares, be accompanied by documentary evidence of beneficial ownership of shares, and state that such documentary evidence is a true and correct copy of what it purports to be. A proper purpose shall mean a purpose reasonably related to such Person’s interest as a stockholder or beneficial holder of shares.

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Article X

MISCELLANEOUS

10.1         Forum Selection Clause.

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (c) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these Bylaws; (d) any action to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or these Bylaws or (e) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Section 10.1.

10.2         Time.

In computing any period of time pursuant to these Bylaws, the day of the act, event or default from which the designated period of time begins to run shall not be included, but the time shall begin to run on the next succeeding day. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or any other day on which banks in The City of New York are required or authorized by law or executive order to close, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or any other day on which banks in The City of New York are required or authorized by law or executive order to close.

10.3         Severability.

If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation, that are not themselves invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation) shall remain in full force and effect.

10.4         Variation of Terms.

All terms and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

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10.5         Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

10.6         Seal.

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board of Directors. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Article XI

AMENDMENTS

11.1         Amendments.

The Board of Directors is authorized to amend the terms of these Bylaws by resolution adopted by the affirmative vote of a majority of the Entire Board of Directors; provided, however, that Section 6.6 and this Section 11.1 hereof may not be amended without the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at a meeting of stockholders; provided further, however, that for so long as the Management Services Agreement is in effect, Section 3.7, Article VI, this Section 11.1 and Section 11.2 may not be amended without the prior written consent of the Manager.

11.2         Execution of Amendments by Officers.

The Board of Directors may authorize any of the officers of the Corporation to execute any amendment to these Bylaws that is adopted in accordance with Section 11.1 and this Section 11.2.

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